Exhibit 4.2

The Goodyear Tire & Rubber Company

6.625% Senior Notes due 2030

TWELFTH

SUPPLEMENTAL

INDENTURE

Dated as of June 3, 2025

TO THE INDENTURE

Dated as of August 13, 2010

Computershare Trust Company, N.A.,

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Supplemental Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02; 4.08; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.09
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Supplemental Indenture.

i

Appendix A		Provisions Relating to Notes

Exhibit 1	–	Form of Note

Exhibit 2	–	Form of Supplemental Indenture

TWELFTH SUPPLEMENTAL INDENTURE dated as of June 3, 2025 to the Indenture dated as of August 13, 2010, among The Goodyear Tire & Rubber Company, an Ohio corporation, the Subsidiary Guarantors listed on the signature pages hereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., a national banking association, as Trustee.

WHEREAS, the Company and the Subsidiary Guarantors have executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 9.01 of the Base Indenture provides for the Company, the Subsidiary Guarantors and the Trustee to enter into a supplemental indenture to the Base Indenture without notice to or the consent of any Holders to establish the forms or terms of Securities of any series issued thereunder as permitted by Section 2.01 and Section 2.02 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of the Notes, the forms and terms of the Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes and the Subsidiary Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Application of Supplemental Indenture and Creation of Notes;

Definitions and Incorporation by Reference

SECTION 1.01. Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02, and any amendments or modifications to the terms of the Base Indenture made herein, are expressly and solely for the benefit of the Holders (and not for the benefit of any other Series of Securities (as defined in the Base Indenture)). The Notes constitute a series of Securities as provided in Section 2.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

The Notes shall constitute a Series of Securities (as defined in the Base Indenture) having the title “6.625% Senior Notes due 2030”. The initial aggregate principal amount of the Notes is $500,000,000. Additional Notes may be issued as provided for in Section 2.13 hereof. The Notes shall have the terms provided for in this Supplemental Indenture and set forth in Appendix A and Exhibit 1. The Notes shall be substantially in the form of Exhibit 1.

SECTION 1.02. Effect of Supplemental Indenture. With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.01 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

(a) Definitions. The definitions and other provisions of general application set forth in Article 1 of the Base Indenture are deleted and replaced in their entirety by the provisions of Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;

(b) The Notes. The provisions of Article 2 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;

(c) Redemption. The provisions of Article 3 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;

(d) Covenants. The provisions of Article 4 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;

(e) Successors. The provisions of Article 5 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 5 of this Supplemental Indenture;

(f) Defaults and Remedies. The provisions of Article 6 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;

(g) Trustee. The provisions of Article 7 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;

(h) Discharge of Indenture; Defeasance. The provisions of Article 8 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 8 of this Supplemental Indenture;

(i) Amendments. The provisions of Article 9 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture;

(j) Subsidiary Guarantors. The provisions of Article 10 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 10 of this Supplemental Indenture; and

(k) Miscellaneous. The provisions of Article 11 of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 11 of this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (k) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Notes.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

SECTION 1.03. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the following meanings:

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Subsidiary;

(2)	the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary;

provided, however, that any such Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means Notes issued under this Supplemental Indenture after the Closing Date and in compliance with Sections 2.13 and 4.04, it being understood that any Notes issued in exchange for or replacement of any Note issued on the Closing Date shall not be an Additional Note.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such payment, tender, redemption, transfer or exchange.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Finance Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1)

the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated), and

(2)	the Attributable Debt determined assuming no such termination.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)

the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Base Indenture” means the Indenture, dated as of August 13, 2010, as amended or supplemented from time to time, among the Company, the Subsidiary Guarantors and the Trustee.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(1)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)	the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person (other than to the Company and/or one or more of its Subsidiaries).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Closing Date” means June 3, 2025.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means The Goodyear Tire & Rubber Company, an Ohio corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated Assets of the Company and Subsidiaries” means, as at the date as of which any determination is being or to be made, the consolidated total assets of the Company and Subsidiaries as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act).

“Consolidated Net Tangible Assets” means, as of the date of determination, the Consolidated Assets of the Company and Subsidiaries after deducting therefrom all goodwill and other intangibles, all as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act).

“Consolidation” means, unless the context otherwise requires, the consolidation of (1) in the case of the Company, the accounts of each of the Subsidiaries with those of the Company and (2) in the case of a Subsidiary (the “Specified Subsidiary”), the accounts of each Subsidiary of such Specified Subsidiary with those of such Specified Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Excluded Subsidiary, but the interest of the Company or any Subsidiary in an Excluded Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Agreements” means the U.S. Credit Agreements and the European Credit Agreement.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)

is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3)	is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the date that is 180 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the “asset sale” and “change of control” provisions contained in the 2017 Indenture, the 2021 April Indentures, the 2021 May Indentures or the 2021 Euro Indenture; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, retirement, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Supplemental Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“European Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of October 12, 2022, among the Company, Goodyear Europe B.V., Goodyear Germany GmbH, Goodyear Operations S.A., the lenders party thereto, J.P. Morgan SE, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Supplemental Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any Subsidiary that (i) is an “Unrestricted Subsidiary” for purposes of each of the Credit Agreements and any Refinancing (or successive Refinancings) of the same, in each case as amended, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, and (ii) does not guarantee any Indebtedness under any of the debt facilities or securities described in clause (i).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Supplemental Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors.

“Finance Lease Obligations” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Financial Officer” means the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Chief Accounting Officer of the Company, or any Senior Vice President or higher ranking executive to whom any of the foregoing report.

“Fitch” means Fitch Ratings, Inc., and any successor thereto.

“Funded Debt” of any Person means, as at any date as of which any determination thereof is being or to be made, any Indebtedness of such Person that by its terms (i) will mature more than one year after the date it was Incurred by such Person, or (ii) will mature one year or less after the date it was Incurred which at such date of determination may be renewed or extended at the election or option of such Person so as to mature more than one year after such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)	statements and pronouncements of the Financial Accounting Standards Board,

(3)	such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)

the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Supplemental Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means any Person Guaranteeing any obligation.

“Guaranteed Obligations” means the principal of and interest, if any, on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company under this Supplemental Indenture and the Notes (including expenses and indemnification).

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);

(4)

all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)	all Finance Lease Obligations and all Attributable Debt of such Person;

(6)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock (but excluding, in each case, any accrued and unpaid dividends);

(7)

all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A)	the Fair Market Value of such asset at such date of determination, and

(B)	the amount of such Indebtedness of such other Persons;

(8)	Hedging Obligations of such Person; and

(9)

all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means the Base Indenture, dated as of August 13, 2010, as amended or supplemented from time to time, together with this Supplemental Indenture, as amended or supplemented from time to time, among the Company, the Subsidiary Guarantors and the Trustee.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by Standard & Poor’s and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Legal Holiday” means a Saturday, Sunday or any other day on which the Trustee or banking institutions in the State of New York (or in connection with any payment, the place of payment) are not required by applicable law, executive order or regulation to open.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Manufacturing Subsidiary” means a Subsidiary engaged primarily in manufacturing tires or other automotive products (i) that was formed under the laws of the United States of America, any state thereof or the District of Columbia, (ii) substantially all the assets of which are located within, and substantially all the operations of which are conducted within, any one or more of the states of the United States of America, and (iii) which has assets in excess of 5% of the total amount of Consolidated Assets of the Company and Subsidiaries, as shown on the consolidated balance sheet for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act); except that such term shall not include any Subsidiary the principal business of which is financing accounts receivable, leasing, owning and developing real estate, engaging in transportation activities, or engaging in distribution, sales and related activities.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes” means the 6.625% Senior Notes due 2030 issued pursuant to this Supplemental Indenture.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or a Subsidiary Guarantor, or other counsel who is acceptable to the Trustee.

“Permitted Business” means any business engaged in by the Company or any Subsidiary on the Closing Date and any Related Business.

“Permitted Liens” means, with respect to any Person:

(1)	Liens to secure U.S. Bank Indebtedness in an aggregate principal amount not to exceed $3,500,000,000;

(2)

pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness for borrowed money) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5)

Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)

Liens securing Indebtedness for borrowed money Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Finance Lease Obligations) and Refinancing Indebtedness in respect thereof; provided, however, that the Lien may not extend to any other property (other than accessions thereto, proceeds and products thereof and property related to the property being financed or through cross-collateralization of individual financings of equipment provided by the same lender) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness for borrowed money (other than any interest thereon) secured by the Lien may not be Incurred more than one year after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8)	Liens existing on the Closing Date (other than Liens referred to in the foregoing clause (1));

(9)

Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Manufacturing Subsidiary;

(10)

Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(11)	Liens securing Indebtedness for borrowed money or other obligations of the Company or of a Subsidiary owing to the Company or to a Subsidiary of the Company;

(12)

Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness for borrowed money secured by any Lien referred to in the foregoing clauses (7), (8), (9) and (10); provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof), and

(B)	the Indebtedness for borrowed money secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)

the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness for borrowed money secured by Liens described under clauses (7), (8), (9) or (10) hereof at the time the original Lien became a Permitted Lien under this Supplemental Indenture; and

(ii)	an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(13)

judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(14)	landlords’ liens on fixtures located on premises leased by the Company or any of its Subsidiaries in the ordinary course of business;

(15)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries; and

(16)

other Liens to secure Indebtedness for borrowed money as long as the amount of outstanding Indebtedness for borrowed money secured by Liens Incurred pursuant to this clause (16), when aggregated with the amount of Attributable Debt outstanding and Incurred in reliance on clause (4) of Section 4.05, does not exceed 12.5% of Consolidated Net Tangible Assets at the time any such Lien is granted.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means any manufacturing plant or equipment owned by the Company or a Manufacturing Subsidiary which satisfies each of the following: (a) is used primarily to manufacture tires or other automotive products, (b) is located within any one or more of the states of the United States of America and (c) has a net book value as set forth on the consolidated balance sheet of the Company for the then most recently ended fiscal quarter of the Company (which consolidated balance sheet has been filed with the SEC pursuant to the Exchange Act) that exceeds 1% of Consolidated Net Tangible Assets; provided, however, that “Principal Property” shall not include (i) tire retreading plants, facilities or equipment, (ii) manufacturing plants, facilities or equipment which, in the opinion of the Board of Directors, are not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole, or (iii) plants, facilities or equipment which, in the opinion of the Board of Directors, are used primarily for transportation, distribution, sales or warehousing.

“Prospectus” means the Prospectus, dated May 29, 2025, as supplemented by the final Prospectus Supplement, dated May 29, 2025, with respect to the Notes, as supplemented or amended and including all documents incorporated by reference therein.

“Rating Agency” means Moody’s, Standard & Poor’s and Fitch or, if any one or more of Moody’s, Standard & Poor’s or Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for any one or more of Moody’s, Standard & Poor’s or Fitch, as the case may be.

“Rating Event” means:

(1) if the Notes are rated below an Investment Grade Rating by each of the three Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period (and/or cease to be rated) by at least two of the Rating Agencies on any date during the Trigger Period;

(2) if the Notes are rated an Investment Grade Rating by each of the three Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below an Investment Grade Rating (i.e., below BBB- or Baa3) (and/or cease to be rated) by at least two of the Rating Agencies on any date during the Trigger Period; or

(3) if the Notes are not rated an Investment Grade Rating by each of the three Rating Agencies and are not rated below an Investment Grade Rating by each of the three Rating Agencies, in each case on the first day of the Trigger Period, and with respect to at least two of the Rating Agencies:

(A) if the Notes are rated an Investment Grade Rating by such Rating Agency on the first day of the Trigger Period, the Notes are downgraded to below an Investment Grade Rating (i.e., below BBB- or Baa3) (and/or cease to be rated) by such Rating Agency on any date during the Trigger Period, and

(B) if the Notes are not rated an Investment Grade Rating by such Rating Agency on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period (and/or cease to be rated) by such Rating Agency on any date during the Trigger Period;

provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result of the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event); provided, further, that, for purposes of clauses (1), (2) and (3) above, (i) in the event that one Rating Agency does not provide a rating of the Notes on the first day of the Trigger Period, such absence of rating shall not be treated as a downgrade in the rating of the Notes by such Rating Agency and shall instead be treated as an Investment Grade Rating of the Notes by such Rating Agency that is not downgraded during the Trigger Period and (ii) in the event that more than one Rating Agency does not provide a rating of the Notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of the Notes by at least one rating category by such Rating Agencies and a downgrade that results in the Notes no longer having an Investment Grade Rating by such Rating Agencies for purposes of clauses (1), (2) and (3) above and shall not be subject to the immediately preceding proviso.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Subsidiary existing on the Closing Date or Incurred in compliance with this Supplemental Indenture (including Indebtedness of the Company or any Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

(1)	the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn) (plus fees and expenses, including any premium and defeasance costs), and

(4)

if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Subsidiary (other than an Excluded Subsidiary) that Refinances Indebtedness of an Excluded Subsidiary.

“Related Business” means any business reasonably related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Closing Date.

“Sale/Leaseback Transaction” means an arrangement relating to property, plant or equipment owned by the Company or a Manufacturing Subsidiary on the Closing Date whereby the Company or a Manufacturing Subsidiary transfers such property to a Person and the Company or such Manufacturing Subsidiary leases it from such Person, other than (i) leases between the Company and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the Securities and Exchange Commission.

“Securities” means the securities issued under the Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means S&P Global Ratings, an S&P Financial Services LLC business, and any successor thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person,

(2)	such Person and one or more Subsidiaries of such Person or

(3)	one or more Subsidiaries of such Person.

Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Supplemental Indenture shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantee” means each Guarantee of the Obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Supplemental Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“Supplemental Indenture” means this Twelfth Supplemental Indenture, dated as of June 3, 2025, as amended or supplemented from time to time, among the Company, the Subsidiary Guarantors and the Trustee.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Closing Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trigger Period” means the period commencing on the first public announcement by the Company of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control and continuing until the end of the 60-day period following public notice of the occurrence of such Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Trust Officer” means an officer of the Trustee having direct responsibility for administering this Supplemental Indenture or another officer of the Trustee to whom a matter arising under this Supplemental Indenture may be referred because of such officer’s expertise.

“Trustee” means Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., a national banking association, until a successor replaces it and, thereafter, means the successor.

“2017 Indenture” means the Base Indenture, as supplemented by the Sixth Supplemental Indenture dated as of March 7, 2017, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee.

“2021 April Indentures” means (i) the Base Indenture, as supplemented by the Eighth Supplemental Indenture dated as of April 6, 2021, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee, and (ii) the Base Indenture, as supplemented by the Ninth Supplemental Indenture dated as of April 6, 2021, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee.

“2021 Euro Indenture” means the indenture dated as of September 28, 2021, among Goodyear Europe B.V., the Company, the subsidiary guarantors party thereto, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and transfer agent.

“2021 May Indentures” means (i) the Base Indenture, as supplemented by the Tenth Supplemental Indenture dated as of May 18, 2021, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee, and (ii) the Base Indenture, as supplemented by the Eleventh Supplemental Indenture dated as of May 18, 2021, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Bank Indebtedness” means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“U.S. Credit Agreements” means:

(1) the Amended and Restated First Lien Credit Agreement, dated as of May 19, 2025, among the Company, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and

(2) whether or not the agreement referred to in clause (1) remains outstanding, if designated by the Company to be included in the definition of “U.S. Credit Agreements”, one or more (A) debt facilities providing for revolving credit loans, term loans or letters of credit (including bank guarantees or bankers’ acceptances) or (B) debt securities, indentures or other forms of capital markets debt financing (including convertible or exchangeable debt instruments), in each case of this clause (2), with the same or different borrowers or issuers, in each case of clauses (1) and (2), each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.04. Other Definitions.

Term	Defined in Section
“Appendix A”	2.01
“Applicable Premium”	Exhibit 1
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.03(b)
“Change of Control Payment Date”	4.03(b)(3)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Definitive Notes”	Appendix A

Term	Defined in Section
“Event of Default”	6.01
“Exhibit 1”	2.01
“Global Notes”	Appendix A
“Initial Lien”	4.04
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“PDF”	2.02
“Registrar”	2.03
“Reversion Date”	4.07(b)
“Securities Custodian”	Appendix A
“Specified Courts”	11.15
“Signature Law”	11.12
“Successor Company”	5.01(a)(1)
“Suspension Date”	4.07(a)
“Suspension Period”	4.07(b)

SECTION 1.05. Incorporation by Reference of Trust Indenture Act. This Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Supplemental Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes and the Subsidiary Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.06. Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)	secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)

the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)

the principal amount of any preferred stock shall be (A) the maximum liquidation value of such preferred stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater; and

(10)	all references to the date the Notes were originally issued shall refer to the Closing Date.

ARTICLE 2

The Notes

SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to this Supplemental Indenture (“Exhibit 1”), which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A and Exhibit 1 are part of the terms of this Supplemental Indenture. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Company by manual signature, which may be provided to the Trustee by facsimile or electronically, in portable document format (“PDF”).

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee (upon receipt of a written order of the Company) shall authenticate and make available for delivery Notes as set forth in Appendix A.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as Computershare Trust Company, N.A. shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Supplemental Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by this Supplemental Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or any Notes for a period of 15 days before an interest payment date. The Holder of a Note may be treated as the owner of such Note for all purposes.

(b) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes and Securities Custodian with respect to the Global Notes. The

Company has entered into a letter of representations with DTC in the form provided by DTC, and the Trustee and each such agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

(d) Except as the Company and the Trustee may otherwise agree, the Company shall promptly file with the Trustee by each January 15th a written notice specifying the amount of the original issue discount accrued on the Notes for the previous calendar year for which original issue discount reporting is required, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Code and applicable regulations, as amended from time to time.

(e) The Company shall be responsible for making calculations called for under the Notes and this Supplemental Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium (if any), and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will not be responsible or liable to determine, verify, calculate or confirm the Company’s calculations. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the written request of such Holder.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of Holders entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further responsibility or liability for the money delivered to the Trustee.

SECTION 2.05. Lists of Holders of Notes. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If neither the Trustee nor an Affiliate of the Trustee is the Registrar, the

Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only in compliance with Appendix A and upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Supplemental Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

(b) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption in accordance with the terms of this Supplemental Indenture (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or any Notes for a period of 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same Indebtedness and shall be entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee (upon receipt of a written order of the Company) shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the

Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional Obligation of the Company. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Supplemental Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee (upon receipt of a written order of the Company) shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request from the Company. The Trustee shall retain all canceled securities in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Supplemental Indenture.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or send or cause to be mailed or sent to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers and ISINs. The Company in issuing the Notes may use “CUSIP” numbers and ISINs (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including a notice of redemption) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.13. Issuance of Additional Notes. After the Closing Date, the Company shall be entitled, subject to its compliance, at the time of and after giving effect to such issuance, with Section 4.04, to issue Additional Notes under this Supplemental Indenture, which Notes shall have identical terms as the Notes issued on the Closing Date, other than with respect to the date of issuance and issue price; provided that any such Additional Notes will be treated, for U.S. Federal income tax purposes, as fungible with the Notes or shall be issued with a different CUSIP number and ISIN for such Additional Notes. All the Notes issued under this Supplemental Indenture (including any Additional Notes) shall be treated as a single class for all purposes of this Supplemental Indenture, including in respect of any amendment, waiver, other modification or optional redemption by the Company.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee (along with a copy of the resolutions of the Board of Directors authorizing the Additional Notes), the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(2) the issue price, the issue date, the CUSIP number and ISIN of such Additional Notes.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the redemption date, the redemption price (or manner of calculation if not then known), the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. If the redemption price is not known at the time such notice is to be given, the actual redemption price calculated as described in the terms of the Notes will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled by the Company at any time prior to notice of such redemption being mailed (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to any Holder and shall thereby be void and of no effect unless the Trustee has sent the notice of redemption pursuant to Section 3.03 below.

SECTION 3.02. Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee, subject to the procedures of DTC, shall select the Notes to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in principal amounts of $2,000 or whole multiples of $1,000 in excess thereof. Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Notes, the Company, or the Trustee (at the request of the Company, pursuant to the terms set forth below), shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send such notice electronically). Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

The notice shall identify the Notes to be redeemed and shall state:

(1)  the redemption date;

(2)  the redemption price;

(3)  the name and address of the Paying Agent;

(4)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)  if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6)  that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)  that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Notes; and

(8)  if the notice of redemption is conditioned on the satisfaction of one or more conditions precedent, a description of such condition or conditions precedent.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to the second paragraph of Section 3.01 requests that the Trustee give such notice and attaches a form of such notice setting forth the information to be stated therein as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to Holders (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), Notes called for redemption shall, subject to any condition precedent set forth in such notice, become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date if the redemption date is after a regular record date and on or prior to the interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation. Interest shall cease to accrue on Notes or portions thereof called for redemption on and after the date the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Supplemental Indenture.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee (upon receipt of a written order of the Company) shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered, or such amount shall be transferred by book-entry.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Supplemental Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Supplemental Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Notwithstanding the foregoing, if the Company has filed the reports and information referred to in this Section 4.02 with the SEC via the EDGAR filing system (or any successor thereto) and such reports and information are publicly available, then the Company will be deemed to have provided and furnished such reports and information to the Trustee and the Holders in satisfaction of the requirements to “provide” and “furnish” such applicable reports or information as set forth in this Section 4.02. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such reports, information and documents does not constitute actual or constructive notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or under the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.08). The Trustee shall not be obligated to (i) monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants hereunder or with respect to any reports or other documents filed by the Company with the SEC, the EDGAR filing system (or any successor thereto) or any website, or (ii) participate in any conference calls.

SECTION 4.03. Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with Section 4.03(b).

(b) Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent) (the “Change of Control Payment Date”); and

(4) the instructions determined by the Company, consistent with this Section 4.03, that a Holder must follow in order to have its Notes purchased.

The notice of the Change of Control Offer, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.03 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if the Notes have been or are called for redemption by the Company prior to it being required to deliver notice of the Change of Control Offer, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in the redemption notice for such redemption.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section 4.03. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

(e) On the Change of Control Payment Date, all Notes purchased by the Company under this Section 4.03 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

SECTION 4.04. Limitation on Liens. The Company shall not, and shall not permit any Manufacturing Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Principal Property or Capital Stock of a Manufacturing Subsidiary, whether owned at the Closing Date or thereafter acquired, which Initial Lien secures any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.05. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Manufacturing Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property owned on the Closing Date unless:

(1)

the Company or such Manufacturing Subsidiary would be entitled as described in clauses (1) through (15) of the definition of “Permitted Liens”, without equally and ratably securing the Notes then outstanding, to Incur Indebtedness for borrowed money secured by a Lien on such Principal Property in the amount equal to the Attributable Debt arising from such Sale/Leaseback Transaction;

(2)

the Company or such Manufacturing Subsidiary, within 360 days after the sale of such Principal Property in connection with which such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to either (or a combination of) (i) the retirement of the Notes or other Funded Debt of the Company or a Subsidiary or (ii) the purchase of Additional Assets;

(3)	the lease is for a period not in excess of three years; or

(4)

the Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Closing Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1) through (3) of this Section 4.05), plus the aggregate principal amount of Indebtedness for borrowed money then outstanding secured by Liens on any Principal Property or Capital Stock of a Manufacturing Subsidiary (not including any such Indebtedness for borrowed money secured by Liens described in clauses (1) through (15) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding Notes (or secure such outstanding Notes on a basis that is prior to other Indebtedness for borrowed money secured thereby), would not exceed 12.5% of Consolidated Net Tangible Assets.

SECTION 4.06. Future Subsidiary Guarantors. The Company shall cause each Subsidiary (other than any Excluded Subsidiary) that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor (provided, however, that the outstanding principal amount of such Indebtedness of the Company and of such Subsidiary Guarantors, in the aggregate, exceeds $100,000,000) to become a Subsidiary Guarantor in respect of the Notes and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in Exhibit 2 hereto pursuant to which such Subsidiary shall Guarantee payment of the Notes. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.07. Fall Away of Future Subsidiary Guarantors Covenant. (a) Following the first day (the “Suspension Date”) that:

(1)	the Notes have an Investment Grade Rating from at least two of the Rating Agencies, and

(2)	no Default has occurred and is continuing hereunder with respect to the Notes,

the Company and its Subsidiaries will not be subject to Section 4.06. In addition, upon and following the Suspension Date, the Company may elect to suspend the Subsidiary Guarantees.

(b) In the event that the Company and its Subsidiaries are not subject to Section 4.06 for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) both (1) one or more of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating resulting in the Notes no longer having an Investment Grade Rating from at least two of the Rating Agencies and (2) the terms of any other debt securities of the Company or any of its Subsidiaries then outstanding include a future subsidiary guarantors covenant (that is substantially the same as Section 4.06) that was previously suspended and that has become applicable upon a substantially concurrent reversion as a result of substantially the same ratings withdrawal or downgrade with respect to such debt securities (provided, however, that the aggregate principal amount then outstanding of such debt securities exceeds $100,000,000), then the Company and its Subsidiaries (other than Excluded Subsidiaries) shall thereafter again be subject to Section 4.06 with respect to future events and the Subsidiary Guarantees shall be reinstated (for the avoidance of doubt, it is understood and agreed that the “Future Subsidiary Guarantors” covenant in each of the 2017 Indenture, the 2021 April Indentures, the 2021 May Indentures and the 2021 Euro Indenture is substantially the same as Section 4.06). The period of time between the Suspension Date and the Reversion Date is referred to herein as the “Suspension Period”.

(c) Notwithstanding that Section 4.06 may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with Section 4.06 during the Suspension Period.

(d) The Company shall provide written notice signed by an Officer to the Trustee of the occurrence of any Suspension Date or Reversion Date and of any election made pursuant to this Section 4.07; provided that the failure to provide such notice shall not affect the operation of this Section 4.07 or the Company’s rights hereunder. The Trustee shall have no obligation to independently determine or verify if such events have occurred or to notify the Holders of any Suspension Date or Reversion Date.

SECTION 4.08. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate signed by a Financial Officer complying with TIA § 314(a)(4) stating (i) that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made with a view to determining whether the Company and the Subsidiary Guarantors have fulfilled their obligations under this Supplemental Indenture and (ii) that, to the knowledge of such Financial Officer, no Default or Event of Default occurred during such period (or, if a Default or Event of Default hereunder shall have occurred, describing all such Defaults or Events of Default hereunder of which such Financial Officer may have knowledge and what action the Company has taken, is taking and/or proposes to take with respect thereto).

SECTION 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Supplemental Indenture;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Supplemental Indenture.

(b) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture, and the predecessor Company, other than in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(c) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in one or a series of related transactions, to any Person, unless:

(1) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia or any other jurisdiction under which such Subsidiary Guarantor was organized, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Supplemental Indenture.

(d) Notwithstanding the foregoing:

(1) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor; and

(2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for 30 days;

(2) the Company defaults in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

(3) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01;

(4) the Company fails to comply with Section 4.03 (other than a failure to purchase Notes), and such failure continues for 45 days after receipt of the notice from the Trustee or the Holders specified below;

(5) the Company or any Manufacturing Subsidiary fails to comply with its covenants or agreements with respect to the Notes contained in this Supplemental Indenture (other than those referred to in clauses (1), (2), (3) or (4) above), and such failure continues for 60 days after receipt of the notice from the Trustee or the Holders specified below;

(6) the Company or any Manufacturing Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $150,000,000 or its foreign currency equivalent;

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property; or

(C)  orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9)  any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $150,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or

(10)  any Subsidiary Guarantee by any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the then most recent audited consolidated financial statements for the Company) would constitute a Significant Subsidiary, in each case ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this Supplemental Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) shall not constitute an Event of Default until the Trustee notifies the Company, or until the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the default, and in each case the Company or the Subsidiary, as applicable, does not cure such default within any applicable time specified in Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) hereof after receipt of such notice.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under Section 6.01(6) or 6.01(10) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), 6.01(5) or 6.01(9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs, the principal of and accrued but unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Promptly following any such rescission, the Company shall pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Supplemental Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Supplemental Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), subject to Section 7.01, or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, if an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Supplemental Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, including by way of pre-funding, which might be incurred by it in compliance with such request or direction.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Supplemental Indenture or the Notes unless:

(1)  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)  the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)  the Holders of at least a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

To the extent that the payment of any such reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for all amounts due to the Trustee (in each of its capacities, including its agents and counsel) hereunder, including Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail or send to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any right, remedy, or power herein granted to the Trustee, but shall suffer and permit the execution of every such right, remedy, and/or power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer has obtained actual knowledge or has received written notice thereof, the Trustee shall exercise the rights and powers vested in it by this Supplemental Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture, the Notes and the Subsidiary Guarantees and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture. However, the Trustee shall review the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to the provisions of this Article 7.

(e) The Trustee shall not be liable for interest or investment on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights, duties or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g).

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original, facsimile or electronic form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel, or on any written notice, request, order or instruction from the Company signed by an Officer.

(c) The Trustee may act through its attorneys and agents and shall not be responsible or liable for the misconduct or negligence of any attorney or agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible or liable for any act or omission by any Depository.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Supplemental Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(h) The permissive rights of the Trustee to do things enumerated in this Supplemental Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct.

(i) Except for a default under Sections 6.01(1) or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default (and shall not be required to take any action related to any Default or Event of Default) unless a Trust Officer shall have received from the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Supplemental Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.

(j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture (including upon or during an Event of Default) at the request or direction of any of the Holders pursuant to this Supplemental Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses, fees, and liabilities which might be incurred by it in compliance with such request or direction.

(k) The rights, privileges, protections, immunities, powers, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system.

(m) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, written notices, requests, orders or instructions from the Company and any other matters or directions pursuant to this Supplemental Indenture.

(n) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(p) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible or liable for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Notes or the Subsidiary Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible or liable for any statement of the Company in this Supplemental Indenture or the Prospectus or in any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be accountable for the Company’s use of any money paid to the Company or upon the Company’s direction under any provision of this Supplemental Indenture and it shall not be responsible or liable for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company or the Subsidiary Guarantors but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Subsidiary Guarantees. Neither the Trustee nor any Paying Agent (other than the Company or a Subsidiary if such Person is acting as Paying Agent) shall be responsible or liable for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any rating event based upon any Change of Control Triggering Event or any other rating event based upon the rating of the Notes by any Rating Agency has occurred.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail or deliver to each Holder notice of the Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default in the payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to Holders. At the expense of the Company, as promptly as practicable after each January 1 beginning with January 1, 2026, and in any event prior to March 1 in each such year, the Trustee shall mail or send to each Holder a brief report dated as of such January 1 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing or sending to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed to in writing from time to time by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements, and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, cost or expense (including reasonable compensation and expenses, disbursements and advances of the Trustee’s counsel and court costs) incurred by it in connection with the administration of this trust and the performance of its duties or in connection with the exercise or performance of any of its rights or powers hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel reasonably acceptable to the Company, provided, however, that the Company shall not be required to pay such fees and expenses if the Company assumes such defense unless there is a conflict of interest between the Company and the Trustee in connection with such defense as determined by Trustee in consultation with counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith as finally adjudicated by a court of competent jurisdiction.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Supplemental Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and each Paying Agent and Registrar; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of at least a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of at least a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee shall mail or send a notice of its succession to Holders. Upon payment of the retiring Trustee’s fees and reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) and all other amounts payable to it hereunder, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA Section 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation, banking association, or other entity, the resulting, surviving or transferee corporation, banking association or entity, without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Supplemental Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Supplemental Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Supplemental Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing or giving of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations (or any combination thereof) sufficient to pay at maturity or upon redemption all outstanding Notes, including premium, if any, and interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable under this Supplemental Indenture by the Company, then this Supplemental Indenture shall, subject to Section 8.01(c), cease to be of further effect; provided, however, that if U.S. Government Obligations are deposited, the Company shall deliver to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be. Upon satisfaction of the above conditions, the Trustee shall acknowledge satisfaction and discharge of this Supplemental Indenture.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Notes and this Supplemental Indenture with respect to any Notes (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 and 5.01 and the operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(9) and 6.01(10) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10). In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money in U.S. Dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest in respect of the Notes to redemption or maturity, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other material agreement binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Supplemental Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations, as the case may be, through the Paying Agent and in accordance with this Supplemental Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay, reimburse, and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Supplemental Indenture and each Subsidiary Guarantee with respect to such Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency, as set forth in an Officers’ Certificate;

(2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Supplemental Indenture in compliance with Article 5;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for Federal income tax purposes;

(4) to add Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under this Supplemental Indenture;

(5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Supplemental Indenture, as set forth in an Officers’ Certificate;

(7) to make any amendment to the provisions of this Supplemental Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with this Supplemental Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law, and (B) such amendment does not materially affect the rights of Holders to transfer Notes;

(8) to provide for the issuance of Additional Notes in accordance with the terms of this Supplemental Indenture;

(9) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;

(10) to convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.04; or

(11) conform any provision of this Supplemental Indenture or the Notes to the “Description of Notes” in the Prospectus.

For the avoidance of doubt, nothing in this Supplemental Indenture shall be construed to require any consent of any Holder to amend or supplement the Base Indenture in any manner that does not relate to the Notes.

After an amendment under this Section becomes effective, the Company shall mail or send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

For the avoidance of doubt, the Subsidiary Guarantors shall not be required to sign any amendment or supplemental indenture hereto pursuant to which a Subsidiary becomes a Subsidiary Guarantor as contemplated by Section 4.06 or the penultimate sentence of Section 10.06.

SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend the Indenture (as it relates to the Notes) or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for such Notes). Any existing Default or compliance with any provisions of the Indenture with respect to the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, subject to the restrictions of Section 6.04 and this Section 9.02. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note ;

(4) reduce the premium payable upon the redemption of any Note or change the time at which such Note may be redeemed pursuant to Article 3 hereto or paragraph 6 of the Notes;

(5) make any Note payable in money other than that stated in such Note;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in Section 6.04 or 6.07 or the third sentence of this Section 9.02(a); or

(8) make any change in, or release other than in accordance with this Supplemental Indenture, any Subsidiary Guarantee that would adversely affect the Holders.

(b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective , the Company shall mail or send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Supplemental Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Supplemental Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee (upon receipt of a written order of the Company) shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, privileges, protections, powers, immunities, indemnities and limitations of liability of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Supplemental Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Guarantees. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Subsidiary Guarantor, jointly with the other Subsidiary Guarantors and severally. Each of the Subsidiary Guarantors further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each of the Subsidiary Guarantors waives presentment to, demand of payment from and protest to the Company or any Subsidiary Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.

(b) Each of the Subsidiary Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.

(c) Except for (x) termination of a Subsidiary Guarantor’s obligations hereunder, (y) suspension of a Subsidiary Guarantor’s obligations hereunder pursuant to Section 4.07 or (z) a release of such Subsidiary Guarantor pursuant to Section 10.06, to the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of this Supplemental Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Supplemental Indenture or any other agreement, including with respect to any other Subsidiary Guarantor under this Supplemental Indenture; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations of such Subsidiary Guarantor; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Guarantor).

(d) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor. The Trustee may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any Subsidiary Guarantor or exercise any other right or remedy available to it against the Company or any Subsidiary Guarantor, in each case without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations of such Subsidiary Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor, as the case may be.

(e) Each of the Subsidiary Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Subsidiary Guarantor is rescinded or must otherwise be restored by the Trustee upon the bankruptcy or reorganization of the Company, any other Subsidiary Guarantor or otherwise.

SECTION 10.02. Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor;

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3) upon such Subsidiary Guarantor becoming an Excluded Subsidiary;

(4) unless there is an existing Event of Default on the date the Subsidiary Guarantee would be released, at such time and for so long as such Subsidiary Guarantor does not Guarantee (other than a Guarantee that will be released upon the release of the applicable Subsidiary Guarantee) any Indebtedness of the Company or another Subsidiary Guarantor (other than Indebtedness of the Company or other Subsidiary Guarantors the outstanding principal amount of which, in the aggregate, does not exceed $100,000,000);

(5) at any time during a Suspension Period if the Company provides an Officers’ Certificate to the Trustee stating that the Company elects to have such Subsidiary Guarantor released from this Article 10; or

(6) upon the exercise by the Company of its legal defeasance option or its covenant defeasance option or if the Obligations of the Company under this Supplemental Indenture and the Notes are discharged pursuant to Article 8;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by this Supplemental Indenture.

Notwithstanding anything to the contrary in this Section 10.06, the Company, at its option, may cause any Subsidiary of the Company to become a Subsidiary Guarantor of the Notes, and if such Subsidiary is not otherwise required under this Supplemental Indenture to provide a Subsidiary Guarantee, the Company, at its option, may cause any such Subsidiary Guarantee to be released, subject to applicable law.

At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions provided for in this Supplemental Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with, the Trustee shall execute and deliver an appropriate instrument evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 10.06).

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Supplemental Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows or, other than in the case of notices or communications to the Company or the Subsidiary Guarantors, transmitted by facsimile transmission or other means of unsecured electronic transmission to the following:

if to the Company or any Subsidiary Guarantor:

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

Attention of: Treasurer

if to the Trustee:

Computershare Trust Company, N.A.

CTSO Mail Operations, MAC: N9300-070

1505 Energy Park Drive

St. Paul, MN 55108

Attention of: CCT Administrator for Goodyear

The Company, any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. With respect to Global Notes, any notice or communication to a Holder may, to the extent permitted or required by applicable DTC procedures or regulations, be sent electronically.

Failure to mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses Incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use by it of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Supplemental Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Supplemental Indenture.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided, however, that such counsel may rely as to matters of fact on Officers’ Certificates), except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Supplemental Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate (other than a certificate delivered pursuant to Section 4.08) or opinion with respect to compliance with a covenant or condition provided for in this Supplemental Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be fully protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law; Jury Trial Waiver. (a) This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

(b) EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 11.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or this Supplemental Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Supplemental Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Computershare Trust Company, N.A. is acting under this Supplemental Indenture solely as Trustee and not individually. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.11. Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 11.12. Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Supplemental Indenture by manual signature, which may be provided by facsimile or electronically, with PDF. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 11.15. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 11.16. U.S.A. Patriot Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE GOODYEAR TIRE & RUBBER COMPANY

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Signature Page to Twelfth Supplemental Indenture

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee,

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

Signature Page to Twelfth Supplemental Indenture

SUBSIDIARY GUARANTORS

CELERON CORPORATION

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

COOPER INTERNATIONAL HOLDING CORPORATION

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Treasurer

COOPER TIRE & RUBBER COMPANY LLC

By: THE GOODYEAR TIRE & RUBBER COMPANY, its sole member

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

COOPER TIRE & RUBBER COMPANY VIETNAM HOLDING, LLC

By: THE GOODYEAR TIRE & COOPER COMPANY, its sole member

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Signature Page to Twelfth Supplemental Indenture

COOPER TIRE HOLDING COMPANY

BY:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Treasurer

DIVESTED COMPANIES HOLDING COMPANY

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

By:
/s/ Daniel T. Young
Name: Daniel T. Young
Title: Secretary

DIVESTED LITCHFIELD PARK PROPERTIES, INC.

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

By:
/s/ Daniel T. Young
Name: Daniel T. Young
Title: Secretary

Signature Page to Twelfth Supplemental Indenture

GOODYEAR CANADA INC.

By:
/s/ S. Mark Pillow
Name: S. Mark Pillow
Title: President

By:
/s/ Ingrid A. Minott
Name: Ingrid A. Minott
Title: Corporate Secretary

GOODYEAR EXPORT INC.

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

GOODYEAR FARMS, INC.

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

GOODYEAR INTERNATIONAL CORPORATION

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

GOODYEAR WESTERN HEMISPHERE CORPORATION

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Signature Page to Twelfth Supplemental Indenture

MAX-TRAC TIRE CO., INC.

By:
/s/ Fabio Carvalho
Name: Fabio Carvalho
Title: Vice President and Chief Financial Officer

RABEN TIRE CO., LLC

By: THE GOODYEAR TIRE & RUBBER COMPANY, its sole member

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

T&WA, INC.

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

WINGFOOT BRANDS LLC

By: THE GOODYEAR TIRE & RUBBER COMPANY, its managing member

By:
/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Signature Page to Twelfth Supplemental Indenture

APPENDIX A

PROVISIONS RELATING TO NOTES

1.  Definitions

1.1 Definitions

Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Supplemental Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit 1 to this Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

1.2 Other Definitions

Term: Defined in Section:
“Agent Members”	2.1(c)
“Global Note”	2.1(b)

2.  The Notes

2.1 Form and Dating

(a) The Notes issued on the date hereof will be offered and sold by the Company pursuant to the Prospectus. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time in accordance with applicable law.

(b) Global Notes. Notes shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (each, a “Global Note”) without interest coupons and bearing the Global Notes Legend which shall be deposited on behalf of the purchasers of Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Supplemental Indenture. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer, authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer original Notes for original issue on the Closing Date in an aggregate principal amount of $500,000,000, and subject to the terms of this Supplemental Indenture, Additional Notes in an unlimited aggregate principal amount; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company addressing such matters as the Trustee may reasonably request in connection with such authentication of such Notes. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Appendix A or otherwise in this Supplemental Indenture, any issuance of Additional Notes after the Closing Date shall be in a principal amount of at least $2,000. The Trustee shall have the right to decline to authenticate and deliver any Notes (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then-outstanding series of Notes unless indemnity and/or security satisfactory to the Trustee against such liability is provided to the Trustee.

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2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Definitive Note so canceled. If no applicable Global Notes are then outstanding and the applicable Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

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(ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Schedule of Increases and Decreases on such Global Note and on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee (upon receipt of a written order of the Company) shall authenticate, Definitive Notes and Global Notes at the Registrar’s request if the requirements of this Supplemental Indenture are met.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.03 and 9.05 of this Supplemental Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such transfer or exchange.

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(v) In connection with any proposed transfer or exchange of Notes, each transferring or exchanging Holder shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on such information and shall have no responsibility to verify or ensure the accuracy of such information.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility, liability or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes or any other act or omission of the Depository. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository, subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository, participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Notes

(a) A Global Note deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such cessation, or (ii) the Depository so requests, or any beneficial owner thereof requests such exchange in writing delivered through the Depository in either case, following an Event of

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Default under this Supplemental Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Supplemental Indenture. In connection with any proposed transfer or exchange of a Global Note for a Definitive Note, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members to take any action which a Holder is entitled to take under this Supplemental Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT 1

[FORM OF FACE OF SECURITY]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. -	$

6.625% Senior Note due 2030

CUSIP No.

ISIN No.

THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of $ ] [listed on the Schedule of Increases or Decreases in Global Note attached hereto]1 on July 15, 2030.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2026

Record Dates: January 1 or July 1

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

THE GOODYEAR TIRE & RUBBER COMPANY,

by
Name:
Title:

by
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

[FORM OF REVERSE SIDE OF SECURITY]

6.625% Senior Note due 2030

1.	Interest

THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on January 15 and July 15 of each year, commencing on January 15, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 3, 2025 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder has elected payment by wire transfer by providing written wire instructions to the Trustee or the Paying Agent on or after the Closing Date but, in any event, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, Computershare Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or Registrar and to the Trustee. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of August 13, 2010 (the “Base Indenture”), as supplemented by the Twelfth Supplemental Indenture, dated as of June 3, 2025 (the “Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Supplemental Indenture and those made part of the Supplemental Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Supplemental Indenture (the “TIA”). Terms defined in the Supplemental Indenture and not defined herein have the meanings ascribed thereto in the Supplemental Indenture. The Notes are subject to all terms and provisions of the Supplemental Indenture, and Holders (as defined in the Supplemental Indenture) are referred to the Supplemental Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. This Note is one of the Notes referred to in the Supplemental Indenture. The Supplemental Indenture imposes certain limitations on the ability of the Company and its Manufacturing Subsidiaries to, among other things, create or Incur certain Liens and enter into certain Sale/Leaseback Transactions. The Supplemental Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

Following the first day (the “Suspension Date”) that (i) the Notes have an Investment Grade Rating from at least two of the Rating Agencies, and (ii) no Default with respect to the Notes has occurred and is continuing under the Supplemental Indenture, the Company and its Subsidiaries will not be subject to Section 4.06 of the Supplemental Indenture with respect to the Notes. In addition, upon and following the Suspension Date, the Company may elect to suspend the Subsidiary Guarantees with respect to the Notes. Upon and following any Reversion Date, the Company and its Subsidiaries (other than Excluded Subsidiaries) shall again be subject to Section 4.06 of the Supplemental Indenture with respect to the Notes with respect to future events and the Subsidiary Guarantees with respect to the Notes shall be reinstated.

5.	Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each Subsidiary Guarantor to the extent set forth in the Supplemental Indenture. The precise terms of the Guarantee of the Notes and the Guaranteed Obligations of the Subsidiary Guarantors with respect to the Notes are expressly set forth in Article 10 of the Supplemental Indenture.

6.	Optional Redemption

Except as set forth below in this paragraph 6, the Company will not be entitled to redeem the Notes.

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On and after July 15, 2027, the Company may redeem the Notes, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Redemption Price
2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

In addition, prior to July 15, 2027, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding after giving effect to any such redemption and (2) any such redemption by the Company is made within 180 days after the closing of such Equity Offering and is made in accordance with certain procedures set forth in the Supplemental Indenture.

In addition, prior to July 15, 2027, the Company may at its option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notices of redemption must be mailed by first-class mail to each Holder’s registered address (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), not less than 15 nor more than 60 days prior to the redemption date. With respect to any such redemption, the Company shall notify the Trustee of the redemption amount after it is calculated by the Company and the Trustee shall not be responsible or liable to determine, verify, calculate or confirm such redemption price.

Any notice of optional redemption may be conditioned on the satisfaction of one or more conditions precedent. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present

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value at such redemption date of (i) the redemption price of such Note on July 15, 2027 (such redemption price being set forth in the second paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Note through July 15, 2027 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2027, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to July 15, 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to July 15, 2027.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or if not possible, such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government Obligation securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

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7.	Sinking Fund

The Notes are not subject to any sinking fund.

8.	Notice of Redemption

At least 15 days but not more than 60 days before the redemption date, notice of redemption will be mailed by first-class mail to each Holder of Notes to be redeemed at his, her or its registered address (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, such notice shall be sent electronically). Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.	Purchase of Notes at the Option of Holders

Upon a Change of Control Triggering Event, any Holder of Notes will have the right, subject to certain conditions specified in the Supplemental Indenture, to cause the Company to purchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Supplemental Indenture.

10.	Denominations; Transfer; Exchange

The Notes are in registered form without interest coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Supplemental Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or any Notes for a period of 15 days before an interest payment date.

11.	Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

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12.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Supplemental Indenture with respect to the Notes if the Company deposits with the Trustee money or U.S. Government Obligations (or any combination thereof) for the payment of principal of, and interest and premium, if any, on, the Notes to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Supplemental Indenture, (i) the Indenture (as it relates to the Notes) or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and (ii) any existing Default or compliance with any provisions of the Indenture with respect to the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class.

Subject to certain exceptions set forth in the Supplemental Indenture, without notice to or consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency, as set forth in an Officers’ Certificate; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Supplemental Indenture in compliance with Article 5 of the Supplemental Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for Federal income tax purposes; (iv) to add Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under the Supplemental Indenture; (v) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company in the Supplemental Indenture; (vi) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, subject to the provisions of the Supplemental Indenture, as set forth in an Officers’ Certificate; (vii) to make any amendment to the provisions of the Supplemental Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with the Supplemental Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law, and (B) such amendment does not materially affect the rights of Holders to transfer Notes; (viii) to provide for the issuance of Additional Notes in accordance with the terms of the Supplemental Indenture; (ix) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (x)

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to convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.04 of the Supplemental Indenture or (xi) conform any provision of the Supplemental Indenture or the Notes to the “Description of Notes” in the Prospectus.

15.	Defaults and Remedies

An “Event of Default” with respect to the Notes occurs if: (i) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for 30 days; (ii) the Company defaults in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Supplemental Indenture; (iv) the Company fails to comply with Section 4.03 of the Supplemental Indenture (other than a failure to purchase Notes), and such failure continues for 45 days after receipt of the notice from the Trustee or the Holders specified below; (v) the Company or any Manufacturing Subsidiary fails to comply with its covenants or agreements with respect to such Notes contained in the Supplemental Indenture (other than those referred to in clauses (i), (ii), (iii) or (iv) above), and such failure continues for 60 days after receipt of the notice from the Trustee or the Holders specified below; (vi) the Company or any Manufacturing Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $150,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company under Sections 6.01(7) and 6.01(8) of the Supplemental Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $150,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or (ix) any Subsidiary Guarantee by any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the then most recent audited consolidated financial statements for the Company) would constitute a Significant Subsidiary, in each case with respect to the Notes ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the Supplemental Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under clause (iv), (v), (vi), (viii) or (ix) above shall not constitute an Event of Default until the Trustee notifies the Company, or until the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the default, and in each case the Company or the Subsidiary, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) above after receipt of such notice.

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If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company under Section 6.01(7) or Section 6.01(8) of the Supplemental Indenture) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company under Section 6.01(7) or Section 6.01(8) of the Supplemental Indenture occurs, the principal of and accrued but unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of at least a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or the Supplemental Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Computershare Trust Company, N.A. is acting solely as Trustee and not individually. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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20.	Governing Law; Jury Trial Waiver

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

BY ACCEPTING THIS NOTE, THE HOLDER HEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE SUPPLEMENTAL INDENTURE, THE SUBSIDIARY GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

21.	CUSIP Numbers and ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice or notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:         Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.03 (Change of Control Triggering Event) of the Supplemental Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, state the amount ($2,000 or whole multiples of $1,000 in excess thereof):

$

Date:          Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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EXHIBIT 2

[FORM OF SUPPLEMENTAL INDENTURE]

             SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of    , among [GUARANTOR] (the “New Guarantor”), a subsidiary of THE GOODYEAR TIRE & RUBBER COMPANY (or its successor), an Ohio corporation (the “Company”), the Company and COMPUTERSHARE TRUST COMPANY, N.A., as successor to WELLS FARGO BANK, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the subsidiary guarantors party thereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee the twelfth supplemental indenture dated as of June 3, 2025 (the “Twelfth Supplemental Indenture”) to the Indenture dated as of August 13, 2010 (the “Base Indenture”, and together with the Twelfth Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 6.625% Senior Notes due 2030 (the “Notes”), initially in the aggregate principal amount of $500,000,000.

WHEREAS Section 4.06 of the Twelfth Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Twelfth Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Twelfth Supplemental Indenture and to be bound by all other applicable provisions of the Indenture with respect to the Notes and of the Notes themselves.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture with respect to the Notes only is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture with respect to the Notes only for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, duties, indemnities and limitations of liability of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force as effect as though fully set forth in full herein.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture by manual signature, which may be provided by facsimile or electronically, with PDF. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by
Name:
Title:

THE GOODYEAR TIRE & RUBBER COMPANY,

by
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee,

by
Name:
Title:

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